Exhibit 99.1

Media Release

OTTAWA, November 2, 2017

Mitel Reports September Quarter Results

Hosted Cloud Bookings at Record Levels

Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in business communications, today announced financial results for the third quarter ended September 30, 2017.

“Mitel delivered solid financial results in what was a very busy quarter for the company. Enterprise customers transitioning to the cloud helped push our cloud bookings up over 30% to a new record while revenues grew 24% on an as-reported basis. With the completion of the ShoreTel acquisition, we significantly accelerated our cloud strategy, moving Mitel firmly into the #2 position in the UCaaS market on a worldwide basis,” said Rich McBee, Chief Executive Officer. “With the integration process well under way, we believe that the combined company is ideally positioned to leverage our global scale and strength, and market leading positions in Europe and North America to take customers to the cloud any way they want – leveraging on-site investments, a hybrid solution, or straight to the cloud.”

As Reported Financial Highlights from Continuing Operations

in millions (except per share data)	Q3 2017	Q3 2016
		Historical Currency	Constant Currency[1]
GAAP Revenues	$241.5	$234.5	$239.1
GAAP Net Income (Loss)	($26.8)	$33.8	$34.9
Non-GAAP Net Income[2]	$20.2	$14.9	$16.0
GAAP EPS – basic	($0.23)	$0.28	$0.29
Non-GAAP EPS[3]	$0.16	$0.12	$0.13
Adjusted EBITDA[4]	$34.2	$27.3	$28.4

1 – Constant currency is a non-GAAP measure that adjusts Q3-2016 results by using the same foreign currency exchange rates as in Q3-2017. See “Non-GAAP Financial Measurements” below.

2 – Non-GAAP Net Income is a non-GAAP measure defined as Net Income (Loss), adjusted for items as noted in the table included in this press release under “Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)”. See “Non-GAAP Financial Measurements” below.

3 – Non-GAAP EPS (earnings per share), or Non-GAAP net income per common share, is a non-GAAP measure defined as Non-GAAP Net Income divided by weighted average number of common shares outstanding, fully diluted. See the table included in this press release under “Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss).” See “Non-GAAP Financial Measurements” below.

4 – Adjusted EBITDA is a non-GAAP measure defined as Net Income (Loss), adjusted for items as noted in the table included in this press release under “Reconciliation of Net Income (Loss) to Adjusted EBITDA”. See “Non-GAAP Financial Measurements” below.

Media Release

“Cost reduction actions initiated earlier in the year enabled us to close the September quarter with a strong liquidity position,” commented Steve Spooner, Chief Financial Officer. “In conjunction with the closing of the ShoreTel acquisition, we put in place a debt structure that enables Mitel to maintain the flexibility we need to run the business and execute on our long-term growth strategy. Strong demand for our debt offering enabled us to obtain excellent terms, which exceeded our expectations.”

Business Highlights

•	Recurring cloud seats surpassed the 1,000,000 seat milestone.

•	Mitel was named as a Visionary in the 2017 Gartner Magic Quadrant for UCaaS published in August and again ranked highest among vendors for the hybrid UC requirement use case in the Gartner Critical Capabilities for UCaaS published in October.

•	Mitel was selected by Dollar Tree to roll out UCaaS services for 6,000 users with total contract value of $2.4 million over 36 months.

•	Westcon-Comstor Launched Mitel Cloud Communications for Small and Medium Enterprises in Australia

•	Mitel displaced the incumbent to win a major contract in France with Airbus valued in excess of 7 million Euros.

Business Outlook

Mitel has set the following financial performance guidance for the quarter ending December 31, 2017.

Q4-2017 Guidance
Non-GAAP Revenues[1]	$335 million to $360 million
Non-GAAP Gross Margin %[1]	56.5% to 58.5%
Adjusted EBITDA %[2]	14.0% to 18.0%
Non-GAAP Net Income[2]	8.0% to 11.0%
Diluted Share count	123,500,000

1 – Non-GAAP Revenues and Non-GAAP Gross Margins exclude purchase accounting adjustments. Reconciliations between Non-GAAP Revenues and Non-GAAP Gross Margin % and the most comparable financial measures calculated in accordance with GAAP have not been provided because such reconciliations are not available without unreasonable efforts. More specifically, purchase accounting adjustments are not available without unreasonable efforts due to their high variability, complexity and low visibility due to the recent nature of the ShoreTel acquisition. We expect the adjustments to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

2 – A reconciliation between the Business Outlook for Q4-2017 on a GAAP and non-GAAP basis is provided in the table entitled “Reconciliation of Guidance-Non-GAAP Net Income and Adjusted EBITDA to GAAP Net Income (Loss), before income taxes” located in the tables at the end of this release.

Conference Call Information

Mitel will host an investor conference call and live webcast on Thursday, November 2, 2017 at 8:30 a.m. ET (5:30 a.m. PT) to discuss its financial results for the third quarter ended September 30, 2017. To access the conference call, dial 888-734-0328. Callers outside the U.S. and Canada should dial 678-894-3054. The live webcast will be accessible on Mitel’s investor relations website at www.mitel.com. It will be archived and available on this site for replay on or about Thursday, November 2, 2017 after 12:00 p.m. ET. We have also provided a slide deck to help illustrate our financial results. It has been posted on www.mitel.com. Our Form 10-Q is expected to be filed with the SEC on or before November 2, 2017 and will include our complete financial results for the quarter ended September 30, 2017.

Media Release

Non-GAAP Financial Measurements

This press release includes references to non-GAAP financial measures including non-GAAP revenue, non-GAAP gross margins, Adjusted EBITDA, non-GAAP net income, non-GAAP EPS (earnings per share) or non-GAAP net income per common share and Constant Currency. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. We use these non-GAAP financial measures to assist management and investors in understanding our past financial performance and prospects for the future, including changes in our operating results, trends and marketplace performance, exclusive of unusual events and other factors which do not directly affect what we consider to be our core operating performance. Non-GAAP measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. Investors are cautioned that non-GAAP financial measures should not be relied upon as a substitute for financial measures prepared in accordance with U.S. generally accepted accounting principles. Please see the reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP measure attached to this release.

Forward Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Mitel and ShoreTel and the ability to recognize the anticipated benefits from the acquisition of ShoreTel; the anticipated size of the markets and continued demand for Mitel and ShoreTel products and services; the impact of competitive products and pricing and disruption to the combined business that could result from the acquisition of ShoreTel; access to available financing on a timely basis and on reasonable terms; risks associated with the non-cash consideration received by Mitel in connection with the divestment of Mitel’s mobile division; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies, including the acquisition of ShoreTel. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and Canadian securities regulatory authorities on March 1, 2017 and in Mitel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 to be filed with the SEC and Canadian securities regulatory authorities. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in business communications powering more than two billion business connections, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and service providers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 70 million business users in more than 100 countries. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

All other trademarks are the property of their respective owners.

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MITL-F

Contact Information

Media and Industry Analysts

Amy MacLeod

613-691-3317

amy.macleod@mitel.com

Investors

Michael McCarthy

469-574-8134

michael.mccarthy@mitel.com

Media Release

	CY16	CY16	CY17	CY17	CY17
	Q3	Q4	Q1	Q2	Q3
Total Cloud Seats	2,654,978	3,090,361	3,263,255	3,439,959	3,877,805
Recurring Cloud Seats	494,302	543,725	588,460	665,616	1,025,106

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MITEL NETWORKS CORPORATION

SUMMARY CONSOLIDATED BALANCE SHEETS

(in millions of US dollars)

(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$55.4	$97.3
Accounts receivable	216.4	186.3
Sales-type lease receivables	4.5	5.8
Inventories	106.9	74.9
Other current assets	81.6	57.7
Assets of component held for sale, current	—	121.3

	464.8	543.3
Non-current portion of sales-type lease receivables	4.9	6.7
Deferred tax asset	131.5	185.2
Property and equipment	54.7	39.1
Identifiable intangible assets	410.8	100.4
Goodwill	549.0	346.3
Other non-current assets	30.7	7.9
Assets of component held for sale, non-current	—	332.5

	$1,646.4	$1,561.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$292.5	$200.6
Current portion of deferred revenue	154.9	88.0
Current portion of long-term debt	16.5	38.9
Liabilities of component held for sale, current	—	58.3

	463.9	385.8
Long-term debt	615.8	547.1
Long-term portion of deferred revenue	59.1	39.4
Deferred tax liability	10.3	10.0
Pension liability	148.7	145.5
Other non-current liabilities	30.5	25.9
Liabilities of component held for sale, non-current	—	24.8

	1,328.3	1,178.5
Shareholders’ equity	318.1	382.9

	$1,646.4	$1,561.4

Media Release

MITEL NETWORKS CORPORATION

SUMMARY STATEMENT OF OPERATIONS INFORMATION

(in millions of US dollars)

(unaudited)

	Quarter Ended September 30, 2017 (US GAAP, except as indicated otherwise)	Quarter Ended September 30, 2016 (US GAAP, except as indicated otherwise)	Nine Months Ended September 30, 2017 (US GAAP, except as indicated otherwise)	Nine Months Ended September 30, 2016 (US GAAP, except as indicated otherwise)
Revenues	$241.5	$234.5	$703.2	$727.8
Cost of revenues	108.5	109.8	321.6	336.1

Gross Margin	133.0	124.7	381.6	391.7

Expenses (income):
Selling, general and administrative	84.0	82.9	255.0	255.6
Research and development	22.5	23.0	67.8	74.7
Special charges and restructuring costs	35.7	20.8	56.4	57.8
Amortization of acquisition-related intangible assets	8.5	9.5	25.7	26.3
Income from termination fee received	—	(60.0)	—	(60.0)

	150.7	76.2	404.9	354.4

Operating income (loss)	(17.7)	48.5	(23.3)	37.3
Interest expense	(3.3)	(3.9)	(9.0)	(12.7)
Debt retirement and other debt costs	—	(0.4)	(18.0)	(2.1)
Other income (expense)	(1.1)	1.3	(1.0)	2.0

Income (loss) from continuing operations, before income taxes	(22.1)	45.5	(51.3)	24.5
Current income tax recovery (expense)	1.9	1.2	(1.5)	(2.0)
Deferred income tax recovery (expense)	(6.6)	(12.9)	6.2	(1.4)

Net income (loss) from continuing operations	(26.8)	33.8	(46.6)	21.1
Net loss from discontinued operations	—	(8.7)	(1.4)	(29.2)

Net income (loss)	$(26.8)	$25.1	$(48.0)	$(8.1)

Non-GAAP measures:
Adjusted EBITDA from continuing operations	$34.2	$27.3	$84.2	$86.9
Adjusted EBITDA from discontinued operations	$—	$7.2	$(12.2)	$19.1
Adjusted EBITDA	$34.2	$34.5	$72.0	$106.0

Non-GAAP net income from continuing operations	$20.2	$14.9	$48.0	$47.6
Non-GAAP net income from discontinued operations	$—	$0.1	$(12.7)	$(1.5)
Non-GAAP net income	$20.2	$15.0	$35.3	$46.1

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MITEL NETWORKS CORPORATION

Cash flow information

(in millions of US dollars)

(unaudited)

	Quarter Ended September 30, 2017	Quarter Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Cash provided by (used in):
Net cash provided by (used in) operating activities	$27.9	$29.7	$29.6	$62.5
Net cash provided by (used in) investing activities	(405.5)	(4.6)	(77.1)	(11.9)
Net cash provided by (used in) financing activities	380.9	(12.9)	(3.5)	(67.8)
Effect of exchange rate changes on cash balances	1.3	(0.1)	5.6	(1.1)

Net increase (decrease) in cash and cash equivalents	4.6	12.1	(45.4)	(18.3)

Cash and cash equivalents, beginning of period	50.8	61.2	100.8	91.6

Cash and cash equivalents, end of period	$55.4	$73.3	$55.4	$73.3

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MITEL NETWORKS CORPORATION

Revenue and Gross Margin

(in millions of US dollars)

(unaudited)

	Quarter Ended September 30, 2017	Quarter Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Revenues
Enterprise – Product	$142.8	$141.4	$421.7	$438.3
Enterprise – Services	62.7	64.1	183.6	204.2
Cloud – Recurring	36.0	29.0	97.9	85.3

Total revenues	$241.5	$234.5	$703.2	$727.8

Gross margin
Enterprise – Product	$81.9	$80.2	$236.8	$253.3
Enterprise – Services	33.0	29.7	95.6	96.0
Cloud – Recurring	18.1	14.8	49.2	42.4

Total gross margin	$133.0	$124.7	$381.6	$391.7

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MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in millions of US dollars)

(unaudited)

	Quarter Ended September 30, 2017	Quarter Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Net income (loss)	$(26.8)	$25.1	$(48.0)	$(8.1)
Net loss from discontinued operations	—	8.7	1.4	29.2

Net income (loss) from continuing operations	(26.8)	33.8	(46.6)	21.1
Adjustments:
Interest expense	3.3	3.9	9.0	12.7
Income tax expense (recovery)	4.7	11.7	(4.7)	3.4
Amortization and depreciation	13.2	14.3	39.1	41.1
Foreign exchange loss (gain)	1.3	(1.1)	2.9	(1.5)
Special charges and restructuring costs	35.7	20.8	56.4	57.8
Stock-based compensation	3.1	3.5	10.8	10.2
Debt retirement and other debt costs	—	0.4	18.0	2.1
Income from termination fee received and other	(0.3)	(60.0)	(0.7)	(60.0)

Adjusted EBITDA from continuing operations	34.2	27.3	84.2	86.9
Adjusted EBITDA from discontinued operations(1)	—	7.2	(12.2)	19.1

Adjusted EBITDA	$34.2	$34.5	$72.0	$106.0

(1)	The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the three months ended September 30, 2016 consists of interest expense of $5.5 million, income tax recovery of $3.8 million, amortization and depreciation of $11.7 million, special charges and restructuring costs of $1.7 million and stock-based compensation of $0.8 million. The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the nine months ended September 30, 2016 consists of interest expense of $16.5 million, income tax recovery of $12.2 million, amortization and depreciation of $34.7 million, special charges and restructuring costs of $5.8 million, stock-based compensation of $2.3 million and purchase accounting adjustments of $1.2 million. The reconciliation of net loss from discontinued operations to Adjusted EBITDA from discontinued operations for the nine months ended September 30, 2017 consists of interest expense of $3.7 million, income tax recovery of $6.6 million and a gain on disposal of $7.9 million.

Media Release

MITEL NETWORKS CORPORATION

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)

(in millions of US dollars, except per share amounts)

(unaudited)

	Quarter Ended September 30, 2017	Quarter Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Net income (loss)	$(26.8)	$25.1	$(48.0)	$(8.1)
Net loss from discontinued operations	—	8.7	1.4	29.2

Net income (loss) from continuing operations	(26.8)	33.8	(46.6)	21.1
Income tax expense (recovery)	4.7	11.7	(4.7)	3.4

Net income (loss) from continuing operations, before income taxes	(22.1)	45.5	(51.3)	24.5

Adjustments:
Foreign exchange loss (gain)	1.3	(1.1)	2.9	(1.5)
Special charges and restructuring costs	35.7	20.8	56.4	57.8
Stock-based compensation	3.1	3.5	10.8	10.2
Amortization of acquisition-related intangibles assets	8.5	9.5	25.7	26.3
Debt retirement and other debt costs	—	0.4	18.0	2.1
Income from termination fee received and other	(0.3)	(60.0)	(0.7)	(60.0)

Non-GAAP net income from continuing operations, before income taxes	26.2	18.6	61.8	59.4
Non-GAAP tax expense(1)	(6.0)	(3.7)	(13.8)	(11.8)

Non-GAAP net income from continuing operations	20.2	14.9	48.0	47.6
Non-GAAP net income (loss) from discontinued operations(2)	—	0.1	(12.7)	(1.5)

Non-GAAP net income	$20.2	$15.0	$35.3	$46.1

Non-GAAP net income (loss) per share, diluted:
Non-GAAP net income per common share, continuing operations	$0.16	$0.12	$0.38	$0.38
Non-GAAP net income (loss) per common share, discontinued operations	$—	$—	$(0.10)	$(0.01)
Non-GAAP net income per common share	$0.16	$0.12	$0.28	$0.37
Weighted-average number of common shares outstanding, fully diluted (in millions):	122.8	125.9	124.7	125.5

(1)	Non-GAAP tax expense is based on an effective tax rate of 23% for the quarter ended September 30, 2017 and approximately 20% for all prior periods.
(2)	The reconciliation of net loss from discontinued operations to Non-GAAP net income from discontinued operations for the quarter ended September 30, 2016 consists of amortization of acquisition-related intangible assets of $10.1 million, special charges and restructuring costs of $1.7 million, stock-based compensation of $0.8 million and income tax recovery of $3.8 million.

The reconciliation of net loss from discontinued operations to Non-GAAP net loss from discontinued operations for the Nine Months ended September 30, 2017 consists of amortization of acquisition-related intangible assets of $nil, special charges and restructuring costs of $nil, stock-based compensation of $nil, income tax recovery of $3.4 million and a gain on the sale of the business of $7.9 million.

The reconciliation of net loss from discontinued operations to Non-GAAP net loss from discontinued operations for the Nine Months ended September 30, 2016 consists of amortization of acquisition-related intangible assets of $30.3 million, special charges and restructuring costs of $5.8 million, stock-based compensation of $2.3 million, income tax recovery of $11.9 million and purchase accounting adjustments of $1.2 million.

Media Release

MITEL NETWORKS CORPORATION

Reconciliation of Guidance

Non-GAAP Net Income and Adjusted EBITDA to GAAP Net Income (Loss), before income taxes

(in millions of US dollars)

(unaudited)

As a percentage of Non-GAAP Revenue
Non-GAAP net income	8.0% - 11.0%
Non-GAAP tax expense(1)	(3.0%) - (2.0%)

Non-GAAP net income, before income taxes	10.0% - 14.0%
Adjustments(2):
Special charges and restructuring costs(3)	10.0% - 11.0%
Stock-based compensation	1.0%
Amortization of acquisition-related intangibles assets	6.5% - 7.0%

Net income (loss), before income taxes(4)	(9.0%) - (3.5%)

Adjusted EBITDA	14.0% - 18.0%
Adjustments(2):
Interest expense	3.0%
Amortization and depreciation	7.5% - 8.0%
Special charges and restructuring costs(3)	10.0% - 11.0%
Stock-based compensation	1.0%

Net income (loss), before income taxes(4)	(9.0%) - (3.5%)

(1)	Non-GAAP tax expense is based on an estimated effective tax rate of 23%.
(2)	Adjustments for foreign exchange, purchase accounting adjustments and debt retirement costs are not available without unreasonable efforts and are excluded from the reconciliation due to the high variability, complexity and low visibility. We expect the adjustments to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
(3)	The amount and timing of special charges and restructuring costs depend on several factors, including future revenue levels, opportunities for operating efficiencies, and the size and timing of acquisition activities. As a result, we expect the charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
(4)	The guidance reconciliations above reconcile to GAAP net income (loss), before income taxes, as opposed to GAAP net income (loss), because income tax expense (recovery) guidance is not available without unreasonable efforts due to the high variability, complexity and low visibility of the Company's quarterly income tax provision. We expect income tax expense (recovery) to have a significant, and potentially unpredictable, impact on our future GAAP financial results.